UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

DaVita HealthCare Partners Inc. (the “Company”) disclosed in its most recent periodic report on Form 10-Q for the 3rd quarter of 2014 that (i) the Company has entered into a settlement with the lead plaintiff in a shareholder derivative action captioned In re DaVita HealthCare Partners Inc. Derivative Litigation, and (ii) the terms of the settlement would be described in a court-approved notice (the “Notice”).

Pursuant to an order issued by the court in this matter on January 8, 2015 (the “Order”), the Notice must be filed with the Securities and Exchange Commission (the “Commission”) within ten business days from the date of the Order in a form that is publicly available on the Commission’s website.

The foregoing description of the Notice is qualified in its entirety by reference to the complete terms, conditions and provisions of the Notice, a copy of which is filed herewith as Exhibit 20.1 in order to comply with the Order and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

20.1	Notice of Proposed Amended Settlement of Derivative Action, Final Settlement Hearing, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.
Date: January 22, 2015
/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

20.1	Notice of Proposed Amended Settlement of Derivative Action, Final Settlement Hearing, and Right to Appear